Exhibit 99.1

FOR IMMEDIATE RELEASE

Contacts:

Michael J. Shea	Jim Buckley
Chief Financial Officer	Executive Vice President
Mac-Gray Corporation	Sharon Merrill Associates, Inc.
781-487-7610	617-542-5300
Email: mshea@macgray.com	Email: jbuckley@investorrelations.com

Mac-Gray Corporation Announces First-Quarter Financial Results

Company Achieves Revenue of $92.7 Million, Net Income of $2.2 Million,

Adjusted EBITDA Grows 32% and Funded Debt is Reduced by $10.3 Million;

Company Announces $6 Million Share Repurchase Program

WALTHAM, MA, April 30, 2009 — Mac-Gray Corporation (NYSE: TUC), the nation’s premier provider of laundry facilities management services to multi-unit housing locations, today announced its financial results for the quarter ended March 31, 2009.

Mac-Gray reported record first-quarter revenue of $92.7 million, an increase of 19% from 2008 first-quarter revenue of $77.6 million.  Net income for the first quarter was approximately $2.2 million, or $0.16 per diluted share, compared with net income of $762,000, or $0.06 per diluted share for the first quarter of 2008.  First-quarter 2009 net income includes a gain on the sale of real estate of $403,000 and an unrealized gain of $62,000 related to derivative instruments.  First-quarter 2008 net income included an unrealized loss of $1.2 million related to derivative instruments.  Excluding these items from both periods, adjusted net income for the first quarter of 2009 increased 16% to $2.0 million, or $0.15 per diluted share, compared with adjusted net income of $1.7 million, or $0.13 per diluted share, for the first quarter of 2008.

Please refer to Table 1, included at the end of this news release, for a reconciliation of net income, as reported, to net income, as adjusted.

For the first quarter of 2009, Mac-Gray’s earnings before interest expense, provision for income taxes, depreciation and amortization expense (EBITDA) was $21.8 million, compared with $15.0 million in the year-earlier quarter.  EBITDA, excluding all gains and losses relating to derivative instruments as well as a gain on a sale of real estate, increased 32% to $21.3 million for the first quarter of 2009, compared with $16.2 million in the year-earlier quarter.

Please refer to Table 2, included at the end of this news release, for a reconciliation of net income to EBITDA and EBITDA, as adjusted.

Comments on the First Quarter

“Mac-Gray delivered solid first-quarter results despite continued challenges in the multi-housing environment,” said Stewart G. MacDonald, Mac-Gray’s chairman and chief executive officer.  “The addition of ALC, which we acquired in April 2008, drove our growth in the quarter.  Our core laundry facilities business continued to benefit from the acquisitions we have completed in recent years, which helped to partially insulate us from the current recessionary environment.  Apartment vacancy rates nationwide hit their highest level in three years during the first quarter — applying added pressure to usage of our equipment.  As a result, our “same location” revenue was down 2.8% from the comparable period in 2008.  So, while we are not immune to the effects of the recession, our results, which also include the positive impact of new locations added, vend increases, and coin-to-card conversions, demonstrate the resiliency of our portfolio.

“Our Product Sales division generated unexpected growth of 8.7% in the quarter driven by positive contributions from MicroFridge® sales, which were up 10%, and laundry equipment sales, which rose 7%.  Our MicroFridge® business benefitted from a steady pipeline of orders within the government sector, which more than offset declines in the academic and retail sectors.

“We generated significant cash flow in the first quarter with adjusted EBITDA growth of 32% — far outpacing our revenue growth of 19%.  The corresponding strong cash flow enabled us to reduce our funded debt in the quarter by $10.3 million.  Our primary emphasis for the past year has been on debt reduction.  In total, we have lowered our total funded debt by $40 million during the past 12 months — steadily improving our leverage ratios and reducing our interest expense.

“Since year-end, we have reduced our total leverage ratio from 4.0 times to 3.6 times.  Based on the current blended interest rates on our bank debt, for every $10 million of debt reduction, we save approximately $500,000 in annual interest expense.  We have achieved our rapid pace of debt reduction in the past 12 months through our disciplined approach to capital expenditures, increased operational efficiencies and higher returns on investment on new or renewed contracts, as well as foregoing all acquisition opportunities.

“In addition to closely managing our capital expenditures, we also have continued to tightly control our SG&A costs.  On a year-over-year basis, SG&A on a percentage of revenue basis sharply declined from 12.4% to 10.9%.  Despite the addition of the ALC business last April, our SG&A costs increased by only $500,000 from the first quarter of 2008.  Excluding the expenses associated with the current proxy contest, SG&A costs were nearly flat, even with a 19% increase in revenue.  This speaks to the successful progress we have made in our ongoing cost reduction initiatives, as well as the economies of scale afforded by our acquisitions.”

Share Repurchase Program

Mac-Gray also announced today that its Board of Directors has authorized a share repurchase program under which the Company is authorized to purchase up to an aggregate of $6 million of its common stock.  With the cooperation of its lenders, and at no cost, the Company has amended its current secured credit agreement to allow for this program.

Repurchases under the program will be made in the open market and in privately negotiated transactions from time to time through April 30, 2010 in accordance with applicable insider trading and other securities laws and regulations.  The timing of repurchases and the actual number of shares repurchased will depend on a number of factors including price, market conditions and other capital requirements.  The stock repurchase program may be suspended or terminated at any time without prior notice.  The Company currently has approximately 13.6 million diluted shares of common stock outstanding.  On April 29, 2009, Mac-Gray’s stock closed at $6.92 per share.

“We believe that the current valuation of Mac-Gray shares does not accurately reflect the underlying value and potential of the enterprise,” said MacDonald.  “In recent discussions with shareholders we received a number of requests for us to buy back stock at the current low valuation.  While debt reduction remains a top priority for us in 2009, we have the financial resources available under our lending agreements to fund this stock repurchase program while continuing to execute our strategy.  We believe buying back shares is a prudent use of our cash flow, and the repurchase program reaffirms our commitment to be responsive to shareholders while focusing on long-term shareholder value.”

Outlook and Financial Guidance

“Going forward, our priorities for 2009 remain unchanged:

•                  Continuing to reduce funded debt, thereby improving debt leverage ratios and reducing interest expense;

•                  Maintaining capital expenditures at the irreducible levels needed to sustain the business;

•                  Increasing facilities management operating efficiencies in all markets, particularly the ones that have been influenced by acquisition activity in the past three years; and

•                  Improving the profitability of individual laundry facilities management accounts that come up for contract renewal.

“We anticipate that the recession will continue to impede our near-term results in all businesses.  Increasing vacancy rates, and their corresponding effect on our equipment usage, present a challenge for our core laundry facilities management business.  Our focus on improving operational and administrative efficiencies, limiting discretionary expenses and realizing the benefits of the density we have achieved in many metropolitan markets will help us weather this turbulent economic period.  We remain confident in the long-term prospects for our core business, particularly as we strengthen our leadership position in the markets in which we compete.

“Within Product Sales, we view our first-quarter growth as an anomaly and continue to anticipate a decline of more than 20% for the year compared with 2008.  While the government sector was a significant contributor to revenue this past quarter, capital equipment spending continues to be under considerable pressure within the academic, hospitality and retail markets.  In addition, the tight credit markets remain an obstacle for potential customers to obtain financing,” MacDonald concluded.

Reflecting management’s assessment of current market conditions, including assumptions with respect to vacancy rates, Mac-Gray reiterated its previously announced guidance for 2009 including:

•                  laundry facilities management revenue in the range of $317 million to $327 million;

•                  product sales revenue in the range of $40 million to $45 million; and

•                  capital expenditures in the range of $32 million to $36 million, including laundry facilities management contract incentives.

The foregoing estimates are subject to fluctuations as a result of a number of factors, and there can be no assurance that the Company’s actual results will not differ materially from the estimates set forth above.

Conference Call Information

The Company will host a conference call at 10:00 a.m. ET today during which Stewart MacDonald, Mac-Gray’s chairman and chief executive officer, and Michael Shea, executive vice president and chief financial officer, will summarize the Company’s financial results, review business and operating highlights from the quarter, and provide a business and financial outlook.  To hear a live broadcast of the call, visit the “Investor Relations” section of the Company’s website at www.macgray.com or dial (877) 407-8037 or (201) 689-8037.

If you are unable to listen to the live call, you can access a replay at www.macgray.com.

About Mac-Gray Corporation

Founded in 1927, Mac-Gray derives its revenue principally through the contracting of debit-card- and coin-operated laundry facilities in multi-unit housing facilities such as apartment buildings, college and university residence halls, condominiums and public housing complexes. Mac-Gray manages approximately 80,000 laundry rooms located in 43 states and the District of Columbia.

Mac-Gray also sells, services and leases commercial laundry equipment to commercial laundromats and institutions through its product sales division. This division also includes Mac-Gray’s MicroFridge® business, where Mac-Gray sells its proprietary MicroFridge® line of products, which are combination refrigerators/freezers/microwave ovens utilizing innovative Safe Plug circuitry. MicroFridge® and Maytag products bear the ENERGY STAR® designation. To learn more about Mac-Gray, visit the Company’s website at www.macgray.com.

LaundryView®, MicroFridge® and Intelligent Laundry® Systems are registered trademarks of Mac-Gray Corporation.  All other product names, service marks and trademarks mentioned herein are trademarks of their respective owners.

Safe Harbor Statement

This news release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding the Company’s expected financial results for 2009.  The Company intends such forward-looking statements to be covered by the Safe Harbor provisions for forward-looking statements contained in the Private Securities Litigation

Reform Act of 1995, and is including this statement for purposes of complying with these Safe Harbor provisions.  Forward-looking statements, which are based on certain assumptions and describe future plans, strategies and expectations of the Company, may be identified by use of the words “believe,” “expect,” “intend,” “anticipate,” “estimate,” “project,” or similar expressions.  Investors should not rely on forward-looking statements because they are subject to a variety of risks, uncertainties and other factors that could cause actual results to differ materially from such forward-looking statements.  Certain factors which could cause actual results to differ materially from the forward-looking statements include, but are not limited to, general economic conditions, changes in multi-housing vacancy rates, the Company’s ability to renew long-term customer contracts, and those risks set forth in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008 under “Risk Factors” and in other reports subsequently filed with the Securities and Exchange Commission.

MAC-GRAY CORPORATION

CONDENSED CONSOLIDATED INCOME STATEMENTS

(In thousands, except per share amounts)

	Three months ended
	March 31,
	2008	2009

Revenue	$77,642	$92,678
Cost of revenue:
Cost of facilities management revenue	44,226	52,987
Depreciation and amortization	9,791	12,278
Cost of products sold	8,114	8,716
Total cost of revenue	62,131	73,981

Gross margin	15,511	18,697

Operating expenses:
Selling, general and administration expenses	9,604	10,094
(Gain) loss on sale or disposal of assets, net	(56)	(419)
Total operating expenses	9,548	9,675

Income from operations	5,963	9,022

Interest expense, net	3,798	5,019
Loss (gain) related to derivative instruments	1,202	(62)
Income before provision for income taxes	963	4,065
Provision for income taxes	201	1,824
Net income	$762	$2,241
Net income per common share — basic	$0.06	$0.17
Net income per common share — diluted	$0.06	$0.16
Weighted average common shares outstanding - basic	13,300	13,406
Weighted average common shares outstanding — diluted	13,670	13,612

MAC-GRAY CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(Dollars in thousands, except share data)

	December 31,	March 31,
	2008	2009

Assets
Current assets:
Cash and cash equivalents	$18,836	$19,125
Trade receivables, net of allowance for doubtful accounts	9,793	7,697
Inventory of finished goods, net	6,047	8,013
Prepaid expenses, facilities management rent and other current assets	14,787	12,354
Total current assets	49,463	47,189
Property, plant and equipment, net	143,494	141,963
Goodwill	59,701	59,593
Intangible assets, net	222,285	218,939
Prepaid expenses, facilities management rent and other assets	15,061	14,872
Total assets	$490,004	$482,556

Liabilities and Stockholders’ Equity
Current liabilities:
Current portion of long-term debt and capital lease obligations	$5,471	$5,417
Trade accounts payable and accrued expenses	20,980	21,447
Accrued facilities management rent	22,211	21,590
Deferred revenues and deposits	791	403
Total current liabilities	49,453	48,857
Long-term debt and capital lease obligations	295,821	285,614
Deferred income taxes	35,381	35,955
Other liabilities	11,385	11,045
Commitments and contingencies	—	—
Stockholders’ equity:
Preferred stock of Mac-Gray Corporation ($.01 par value, 5 million shares authorized, no shares outstanding)	—	—
Common stock of Mac-Gray Corporation ($.01 par value, 30 million shares authorized, 13,443,754 issued and 13,381,387 outstanding at December 31, 2008, and 13,473,303 issued and 13,473,127 outstanding at March 31, 2009)	134	135
Additional paid in capital	74,669	75,303
Accumulated other comprehensive loss	(3,117)	(2,908)
Retained earnings	26,925	28,557
	98,611	101,087
Less: common stock in treasury, at cost (62,367 shares at December 31, 2008 and 176 shares at March 31, 2009)	(647)	(2)
Total stockholders’ equity	97,964	101,085
Total liabilities and stockholders’ equity	$490,004	$482,556

MAC-GRAY CORPORATION

TABLE 1

Reconciliation of Reported Net Income to Adjusted Net Income

(In thousands, except per share amounts)

	Three months ended
	March 31,
	2008	2009

Net income, as reported	$762	$2,241

Income before provision for income taxes, as reported	$963	$4,065
Gain on sale of real estate	—	(403)
Loss (gain) related to derivative instruments (1)	1,202	(62)
Income before provision for income taxes, as adjusted	2,165	3,600
Provision for income taxes, as adjusted	453	1,615

Net income, as adjusted	$1,712	$1,985

Diluted earnings per share, as adjusted	$0.13	$0.15

(1)   Represents the un-realized (gain) loss on interest rate protection contracts, which do not qualify for hedge accounting treatment.

To supplement the Company’s unaudited condensed consolidated financial statements presented on a generally accepted accounting principles (GAAP) basis, management has used a non-GAAP measure of net income.  Management believes presentation of this measure is appropriate to enhance an overall understanding of our historical financial performance and future prospects.  Adjusted net income, which is adjusted to exclude certain gains and losses from the comparable GAAP net income, is an indication of our baseline performance before gains, losses or other charges that are considered by management to be outside of our core operating results. These non-GAAP results are among the primary indicators management uses as a basis for evaluating the Company’s financial performance as well as for forecasting future periods.  For these reasons, management believes these non-GAAP measures can be useful to investors, potential investors and others.  The presentation of this additional information is not meant to be considered in isolation or as a substitute for net income or other measures prepared in accordance with GAAP.

MAC-GRAY CORPORATION

TABLE2

Reconciliation of Reported Net Income to Earnings Before Interest, Taxes, Depreciation

and Amortization (“EBITDA”) and EBITDA, as adjusted

(In thousands)

	Three months ended
	March 31,
	2008	2009

Net income	$762	$2,241

Interest expense, net	3,798	5,019
Provision for income taxes	201	1,824
Depreciation and amortization	10,192	12,715

EBITDA	14,953	21,799

Gain on sale of real estate	—	(403)
Loss (gain) related to derivative instruments (1)	1,202	(62)

EBITDA, as adjusted	$16,155	$21,334

(1)   Represents the un-realized (gain) loss on interest rate protection contracts, which do not qualify for hedge accounting treatment.

EBITDA is defined as net income before interest expense, provision for income taxes, and depreciation and amortization expense. Adjusted EBITDA is EBITDA further adjusted to exclude the items described in the table above. We have excluded these items because we believe they are not reflective of our ongoing operating performance. EBITDA and Adjusted EBITDA are not measures of our liquidity or financial performance under GAAP and should not be considered as alternatives to net income or any other performance measure derived in accordance with GAAP, or as an alternative to cash flows from operating activities as a measure of our liquidity.

Our management believes EBITDA and Adjusted EBITDA are useful to investors because they help enable investors to evaluate our business in the same manner as our management.  Management uses EBITDA and Adjusted EBITDA as follows: (a) to evaluate the Company’s historical and prospective financial performance, (b) to set internal revenue targets and spending budgets, (c) to measure operational profitability and the accuracy of forecasting, and (d) as an important factor in determining variable compensation for management.  In addition, these measures are frequently used by securities analysts, investors and other interested parties in the evaluation of companies with substantial financial leverage.  Moreover, investors have historically requested and the Company has historically reported these non-GAAP financial measures as a means of providing consistent and comparable information with past reports of financial results.

While management believes that these non-GAAP financial measures provide useful supplemental information to investors, there are limitations associated with the use of these non-GAAP financial measures.  These measures are not prepared in accordance with GAAP and may not be directly comparable to similarly titled measures of other companies due to potential differences in the exact method of calculation.  Further, EBITDA and Adjusted EBITDA exclude interest expense and depreciation and amortization expense, which represent significant and unavoidable operating costs given the level of indebtedness and the capital expenditures needed to maintain our business.  In addition, our measures of EBITDA and Adjusted EBITDA are different from those used in the covenants contained in our senior credit facilities and the indenture governing our 7 5/8% senior notes.  Management compensates for these limitations by relying primarily on our GAAP results and by using EBITDA and Adjusted EBITDA only supplementally and by reviewing the reconciliations of the non-GAAP financial measures to their most comparable GAAP financial measures.

MAC-GRAY CORPORATION

TABLE 2

Reconciliation of Reported Net Income to Earnings Before Interest, Taxes, Depreciation

and Amortization (“EBITDA”) and EBITDA, as adjusted

(In thousands)

(continued)

Non-GAAP financial measures are not in accordance with, or an alternative for, generally accepted accounting principles in the United States.  The Company’s non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP financial measures, and should be read only in conjunction with the Company’s consolidated financial statements prepared in accordance with GAAP.